Exhibit 10.18

FIFTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

This FIFTH AMENDMENT TO TRANSITION SERVICES AGREEMENT (“Amendment”), dated March 16, 2010 and deemed effective as of February 1, 2010, is made and entered into by and between Limited Brands, Inc. (“Limited Brands”) and Lerner New York Holding, Inc. and New York & Company, Inc., successor in interest to New York & Co. Group, inc. (collectively, “Buyer” and/or “Lerner”).  Defined terms that are used but not defined herein shall be as defined in the Transition Services Agreement dated November 27, 2002, as amended (“TSA”), between Limited Brands and Lerner.  The parties wish to amend the TSA and Schedules as described below.  It is therefore agreed as follows:

1.                                       The TSA shall be amended to reflect the following:

“Limited Brands shall relocate Lerner’s distribution center (“DC”) operations from distribution center #2 (“DC2”), to distribution center #3 (“DC3”).  The parties agree to the following in connection with such relocation of operations:

•                  The parties will work together in good faith to coordinate the timing of the move;

•                  Limited Brands will be responsible for the physical move, including relocating Lerner’s inventory from DC2 to DC3;

•                  Limited Brands shall be responsible for all work necessary to ensure the equipment at DC3 required in connection with Lerner’s operations is functional;

•                  Prior to the physical move, Lerner shall be responsible for upgrading all of its systems, including its PKMS system, to be sufficient to be utilized in connection with its DC operations in DC3; and

•                  The parties shall work together in connection with the interface work.

2.                                       Upon the completion of the relocation described in paragraph 1 of this Amendment, Section 5.02 (a)(v) of the TSA shall be modified by replacing “February 1, 2010” with “February 1, 2011”.

3.                                       Upon the completion of the relocation described in paragraph 1 of this Amendment, Section 5.02(c) of the TSA shall be modified by adding the words “which notice shall be given no earlier than February 1, 2011,” after the word “notice,” and before the words “Limited Brands” in the first line thereof.

4.                                       Upon the completion of the relocation described in paragraph 1 of this Amendment, Schedule III, Section 1.1 of the TSA shall be modified by replacing “February 1, 2010” with “February 1, 2011”.

5.                                       This Amendment is supplementary to and modifies the TSA.  This Amendment shall be incorporated as part of the TSA.  The terms of this Amendment supersede the provisions in the TSA only to the extent that the terms of this Amendment and the TSA expressly conflict.  However, nothing in this Amendment should be interpreted as invalidating the TSA, and provisions of the TSA will continue to cover relations between the parties insofar as they do not expressly conflict with this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LERNER NEW YORK HOLDING, INC.		LIMITED BRANDS, INC.

By:	/s/ Sheamus Toal	By:	/s/ Rick Jackson
Name:	Sheamus Toal	Name:	Rick Jackson
Title:	EVP, Chief Financial Officer	Title:	EVP, LLS
Date:	March 16, 2010	Date:	March 16, 2010

NEW YORK & COMPANY, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	EVP, Chief Financial Officer
Date:	March 16, 2010